UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2019, ChemoCentryx, Inc. (the “Company”) entered into a Lease Agreement (the “Lease) with ARE-SAN FRANCISCO NO. 63, LLC (the “Landlord”) for office and laboratory space located in a building currently under construction at 835 Industrial Road, San Carlos, California (the “Premises”). The purpose of the Lease is to replace the Company’s current headquarters located at 850 Maude Avenue, Mountain View, California, for which lease expires in April 2021.

The initial term of the Lease commences upon Landlord’s delivery of the Premises in tenant improvement readiness condition (the “Commencement Date”), which is anticipated to be August 1, 2020. The rent commencement date (the “Rent Commencement Date”) is anticipated to be May 1, 2021.

The above date reflects the earlier of nine months after the Commencement Date or the date the Company completes its work in the Premises. The initial term of the Lease will continue until the end of the 120th full calendar month following the Rent Commencement Date, unless earlier terminated in accordance with the Lease.

Under the Lease, the Company will lease approximately 96,463 square feet at the Premises. Commencing as of the Rent Commencement Date, the Company will pay base rent of $5.60 per square foot per month, which is subject to scheduled annual 3% increases, plus certain operating expenses. Pursuant to a work letter entered by the parties in connection with the Lease, the Landlord will contribute up to $15.4 million toward the cost of tenant improvements for the Premises. The Company may elect to have the Landlord contribute an additional allowance of up to $4.8 million for the same, which, if provided, will be repaid by the Company as additional rent in equal monthly payments at a rate of 7% per annum through the initial term of the Lease. Upon execution of the Lease, the Company provided the Landlord a $1.1 million security deposit in the form of a letter of credit.

The Company has the right to sublease the Premises, subject to landlord consent. The Company also has the right to extend the Lease for five years at fair market rent.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on September 30, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.
Date: August 2, 2019

	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President Chief Financial and Administrative Officer and Secretary